SEASONS SERIES TRUST

AMENDED AND RESTATED DESIGNATION OF SERIES OF SHARES

WHEREAS, the Trust adopted an Amended and Restated Declaration of Trust as of December 1, 2016 (the “Declaration”);

WHEREAS, the Trust’s establishment and designation of series of shares as of December 1, 2016, was attached as Schedule A to such Declaration;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on June 13, 2017, authorized the changes in the names of several series of the Trust as follows, effective as of October 9, 2017:

Prior Series Name	New Series Name
Allocation Balanced Portfolio	SA Allocation Balanced Portfolio
Allocation Growth Portfolio	SA Allocation Growth Portfolio
Allocation Moderate Portfolio	SA Allocation Moderate Portfolio
Allocation Moderate Growth Portfolio	SA Allocation Moderate Growth Portfolio
Diversified Fixed Income Portfolio	SA Multi-Managed Diversified Fixed Income Portfolio
Multi-Managed Growth Portfolio	SA Multi-Managed Growth Portfolio
Multi-Managed Income Portfolio	SA Multi-Managed Income Portfolio
Multi-Managed Income/Equity Portfolio	SA Multi-Managed Income/Equity Portfolio
International Equity Portfolio	SA Multi-Managed International Equity Portfolio
Large Cap Growth Portfolio	SA Multi-Managed Large Cap Growth Portfolio
Large Cap Value Portfolio	SA Multi-Managed Large Cap Value Portfolio
Mid Cap Growth Portfolio	SA Multi-Managed Mid Cap Growth Portfolio
Mid Cap Value Portfolio	SA Multi-Managed Mid Cap Value Portfolio
Multi-Managed Moderate Growth Portfolio	SA Multi-Managed Moderate Growth Portfolio
Small Cap Portfolio	SA Multi-Managed Small Cap Portfolio
Asset Allocation Diversified Growth Portfolio	SA Putnam Asset Allocation Diversified Growth Portfolio
Stock Portfolio	SA T. Rowe Growth Stock Portfolio
Real Return Portfolio	SA Wellington Real Return Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on June 13, 2018, approved the reorganization of the following series of the Trust (the “Target Series”) into an existing series of SunAmerica Series Trust (the “Acquiring Series”) as set forth below, the shareholders of the Target Series approved the proposed reorganization on September 20, 2018, and the reorganization resulting in the dissolution and liquidation of the Target Series occurred on October 22, 2018, as follows:

Target Series	Acquiring Series
SA Columbia Focused Growth Portfolio	SA AB Growth Portfolio, a Series of SunAmerica Series Trust

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on December 2, 2021, authorized the change in the name of the following series of the Trust as follows, effective as of February 22, 2022:

Prior Series Name	New Series Name
SA Wellington Real Return Portfolio	SA American Century Inflation Protection Portfolio

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on December 11, 2024, authorized the change in the name of the following series of the Trust as follows, effective on or about April 28, 2025:

Prior Series Name	New Series Name
SA Allocation Moderate Growth Portfolio	SA Allocation Moderately Aggressive Portfolio

SA Allocation Growth Portfolio	SA Allocation Aggressive Portfolio

SA American Century Inflation Protection Portfolio	SA American Century Inflation Managed Portfolio

SA Putnam Asset Allocation Diversified Growth Portfolio	SA Franklin Allocation Moderately Aggressive Portfolio

WHEREAS, the SA T. Rowe Price Growth Stock Portfolio’s name was previously incorrectly reflected in these amended and restated establishment and designation of series as the SA T. Rowe Growth Stock Portfolio and is now being updated herein to the SA T. Rowe Price Growth Stock Portfolio;

NOW THEREFORE, the undersigned does hereby certify that the following Series of the Trust are established with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	SA Allocation Balanced Portfolio

2.	SA Columbia Focused Value Portfolio

3.	SA Allocation Aggressive Portfolio (eff. 4/28.2025)

4.	SA Allocation Moderate Portfolio

5.	SA Allocation Moderately Aggressive Portfolio (eff. 4/28.2025)

6.	SA American Century Inflation Managed Portfolio (eff. 4/28.2025)

7.	SA Multi-Managed Diversified Fixed Income Portfolio

8.	SA Multi-Managed Growth Portfolio

9.	SA Multi-Managed Income Portfolio

10.	SA Multi-Managed Income/Equity Portfolio

11.	SA Multi-Managed International Equity Portfolio

12.	SA Multi-Managed Large Cap Growth Portfolio

13.	SA Multi-Managed Large Cap Value Portfolio

14.	SA Multi-Managed Mid Cap Growth Portfolio

15.	SA Multi-Managed Mid Cap Value Portfolio

16.	SA Multi-Managed Moderate Growth Portfolio

17.	SA Multi-Managed Small Cap Portfolio

18.	SA Franklin Allocation Moderately Aggressive Portfolio (eff. 4/28.2025)

19.	SA T. Rowe Price Growth Stock Portfolio

1.	Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.	The number of authorized Shares of each Series is unlimited.

3.

Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4.

With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.

The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.	The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7.	Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has executed this instrument on this 17th day of April, 2025.

/s/ Kate Fuentes
Secretary
Kathleen D. Fuentes

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